UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2025

ELME COMMUNITIES
(Exact name of registrant as specified in its charter)

Maryland	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7550 WISCONSIN AVE, SUITE 900, BETHESDA, MD 20814

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (202) 774-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	ELME	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 12, 2025, Elme Communities, a Maryland real estate investment trust (the “Company”), completed the transactions contemplated by that certain a Purchase and Sale Agreement, dated August 1, 2025 (the “Purchase Agreement”), by and among the Company, WashREIT OP LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Seller”), Echo Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Seller (“Echo Sub”), CEVF VI Capitol Holdings, LLC, a Delaware limited liability company (“Buyer”) and CEVF VI Co-Invest I Venture, LLC, a Delaware limited liability company (“Buyer Parent” and together with Buyer, “Buyer Parties”). The Buyer Parties are affiliates of Cortland Partners, LLC. Pursuant to the Purchase Agreement, Buyer acquired all of the equity interests of Echo Sub, for an aggregate purchase price of $1.606 billion in cash, subject to customary adjustments (the “Portfolio Sale Transaction”).

Item 1.01	Entry into a Material Definitive Agreement.

Loan Agreement

On November 12, 2025, certain indirect subsidiaries of the Company, as borrowers (collectively, the “Borrowers”), and Goldman Sach Bank USA, as lender (the “Lender”), entered into that certain Loan Agreement (the “Loan Agreement”) pursuant to which the Lender has made a senior secured term loan of $520.0 million (the “Term Loan”) to the Borrowers. Pursuant to the Loan Agreement, the Term Loan is secured by first priority mortgages and security interests on all 10 properties that remain under the Company following the closing of the Portfolio Sale Transaction (the “Closing”) (which are directly owned by the Borrowers) and include: Riverside Apartments, Elme Bethesda, Elme Germantown, Elme Watkins Mill, 3801 Connecticut Avenue, Kenmore Apartments, Elme Conyers, Elme Marietta, Elme Sandy Springs, and Watergate 600 (the “Loan Collateral”). In addition, the Term Loan is secured by pledges of all equity interests in the Borrowers, along with all other personal property of the Borrowers. The Company has provided a customary non-recourse carveout guaranty. The Loan Agreement contains certain affirmative and negative covenants with which Borrowers must comply, including maintenance of insurance, single-purpose bankruptcy, remote entity requirements, reporting requirements and restrictions on property and equity transfers and the granting of liens. Customary events of default are included in the Loan Agreement, including nonpayment of principal and other amounts when due, nonperformance of covenants, breach of representations and warranties, certain bankruptcy or insolvency events and changes in control, the occurrence of which give Lender the right to accelerate repayment of the Term Loan.

The Term Loan matures on November 9, 2026, subject to a one-year Borrower’s extension option, which is subject to satisfaction of certain specified conditions, including the payment of an extension fee equal to 0.25% of the then outstanding principal amount of the Term Loan and the requirement that no more than $312 million of the Term Loan may be outstanding on the first day of the extended term. The Term Loan bears interest at a per annum rate equal to the one-month term SOFR (subject to a term SOFR floor of 3.00%) plus the spread. The spread initially at Closing is 2.25%, increasing starting in the 7th month from the date of Closing to 2.75% and further increasing to 4.00% in the 19th month (if extended). The Borrowers have purchased an interest rate cap that effectively caps term SOFR at 5.00% per annum. On February 9, 2026, a duration fee equal to 0.20% of the then outstanding principal amount of the Term Loan is payable to Lender.

The Term Loan requires that Borrower enter into cash management arrangements set forth in the certain cash management agreements pursuant to which Borrowers will maintain a restricted account into which all revenue from the Loan Collateral will be deposited during the term of the Term Loan. Amounts on deposit in the restricted account will be transferred: (a) weekly to an account under the sole control of Lender, and provided an event of default is not continuing under the Term Loan, funds deposited in the account controlled by Lender will be applied to pay items such as real estate taxes, insurance premiums, debt service obligations, Lender required reserves for budgeted capital expenditures and operating expenses, with excess funds deposited available to pay general and administrative expenses subject to certain limitations.

Excess cash remaining after the sale of Loan Collateral and the payment of a release price paid to Lender to release the lien of its mortgages shall be deposited with Lender as additional cash collateral unless certain conditions, including a minimum balance of $10 million in the shortfall account, certain debt yield requirements, and no events of default, are met, in which case such excess cash may be disbursed to Borrowers for distribution. The cash management agreement contains provisions for the cure of certain of these events.

The Term Loan is intended to be repaid with the net proceeds from one or more sales of the properties securing the Term Loan, and such properties shall be released from the mortgages securing the Term Loan as they are sold, upon satisfaction of certain conditions and payment of a minimum release price applied to the prepayment of the Term Loan. An exit fee equal to 0.50% of the principal amount of the Term Loan repaid is payable with any prepayment or repayment of the Term Loan, including at maturity, provided, that no exit fee is payable (i) if the Term Loan is refinanced by the Lender or its affiliates or (ii) if the Term Loan is repaid with the proceeds of an arm’s length sale of one or more of the properties securing the Term Loan.

The Lender has provided and may in the future provide certain commercial banking, financial advisory and investment banking services in the ordinary course of business for the Company and its subsidiaries for which they receive customary fees and commissions.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On November 12, 2025, in connection with the Closing, the Company caused the repayment in full of all indebtedness, liabilities and other obligations under, and terminated, each of (i) the Third Amended and Restated Credit Agreement, dated July 10, 2024, by and among the Company, as borrower, the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent, (ii) the Term Loan Agreement, dated January 10, 2023, with Truist Bank, as administrative agent, and the lenders party thereto, as amended, and (iii) the Note Purchase Agreement, dated September 29, 2020, by and among the Company and other parties named therein as purchasers. The Company did not incur any material early termination penalties as a result of such terminations.

On November 12, 2025, in connection with the Closing, the Company provided notice to the holders of its 7.25% senior notes due 2028 (the “Senior Notes”) of its intention to redeem on December 12, 2025 all of the outstanding $50 million aggregate principal amount of Senior Notes at the applicable redemption price and on the terms set forth in the indenture, dated as of August 1, 1996 (as amended or supplemented as of the date hereof, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The First National Bank of Chicago, as trustee (the “Trustee”). In connection with the redemption of the Senior Notes, on November 12, 2025, the Company caused funds sufficient to pay and discharge the entire indebtedness on the Senior Notes and all other sums payable by the Company under the Indenture to be irrevocably deposited with the Trustee and, accordingly, the Indenture with respect to the Senior Notes was satisfied and discharged, except with respect to those obligations under the Indenture that expressly survive satisfaction and discharge.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

The Portfolio Sale Transaction closed on November 12, 2025. Immediately prior to the Closing, Echo Sub held all of the equity interests of the Company’s subsidiaries that owned the following multifamily communities:

1.	Cascade at Landmark, 300 Yoakum Parkway, Alexandria, VA 22304
2.	Clayborne, 820 South Columbus Street, Alexandria, VA 22314
3.	Elme Alexandria, 205 Century Place, Alexandria, VA 22304
4.	Bennett Park, 1601 Clarendon Boulevard, Arlington, VA 22209
5.	Park Adams, 2000 N Adams Street, Arlington, VA 22201
6.	The Maxwell, 4200 North Carlin Springs Road, Arlington, VA 22203
7.	The Paramount, 1425 South Eads Street, Arlington, VA 22202
8.	The Wellington, 1850 Columbia Pike, Arlington, VA 22204
9.	Trove, 1201 South Ross St, Arlington, VA 22204
10.	Roosevelt Towers, 500 North Roosevelt Boulevard, Falls Church, VA 22044
11.	Elme Dulles, 13690 Legacy Circle, Herndon, VA 20171
12.	Elme Herndon, 2511 Farmcrest Drive, Herndon, VA 20171
13.	Elme Leesburg, 86 Heritage Way NE, Leesburg, VA 20176
14.	Elme Manassas, 10519 Lariat Lane, Manassas, VA 20109
15.	The Ashby at McLean, 1350 Beverly Road, McLean, VA 22101
16.	Yale West, 443 New York Avenue NW, Washington, DC 20001
17.	Elme Druid Hills, 2696 N Druid Hills Rd, Atlanta, GA 30329
18.	Elme Cumberland, 8 Cumberland Way SE, Smyrna, GA 30080
19.	Elme Eagles Landing, 860 and 900 Rock Quarry Road, Stockbridge, GA 30281

The description of the Portfolio Sale Transaction and the Purchase Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The Closing constitutes a change in control under various Company compensation plans, for both officers and non-officers. The Company’s trustees prior to Closing will remain the Company's trustees after Closing, and no change in the ownership of outstanding common shares will occur pursuant to the Portfolio Sale Transaction.

Item 7.01.	Regulation FD Disclosure.

On November 12, 2025, the Company issued a press release announcing the Closing and the Loan Agreement. The full text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

This information is being furnished pursuant to Item 7.01 of Form 8-K. This information, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to liabilities of that section, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma financial statements of the Company that gives effect to the Portfolio Sale Transaction described above and required to be filed by Item 9.01(b) of Form 8-K will be filed by amendment.

(d) Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated August 1, 2025, by and among the Company, WashREIT OP LLC, Echo Sub LLC, CEVF VI Capital Holdings, LLC and CEVF VI Co-Invest I Venture, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on August 4, 2025)
10.1*	Loan Agreement, dated as of November 12, 2025
99.1	Press Release issued November 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Elme Communities agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELME COMMNUNITIES
(Registrant)

By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Senior Vice President and Chief Administrative Officer

November 12, 2025
(Date)